UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2014

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 3, 2014, we entered into amendments to our loan documents with The Karlsson Group, Inc. (“Karlsson”) to reduce the cash payment required to prepay the entire Karlsson indebtedness from $25 million to $15 million (the “Discounted Payment Amount”).  The last date that we can pay the Discounted Payoff Amount was extended to April 23, 2014.  We have agreed to increase Karlsson’s royalty interest in us from 2% to 3% upon payment of the Discounted Payoff Amount.  We have also agreed that promptly following the conclusion of our special stockholders meeting scheduled for April 9, 2014 to exchange the 172,117 warrants currently held by Karlsson (of which 60,000 have an exercise price of $6.00 per share and 112,117 have an exercise price of $12.50 per share) for a number of shares of our common stock (the “Karlsson Exchange Shares”) equal to 4.99% of (i) the number of shares of our common stock that would be outstanding on April 9, 2014, after giving effect to the issuance of the Karlsson Exchange Shares and the issuance of all shares of our common stock issuable upon exercise or in exchange for Series A Warrants and warrants held by Buffalo Management, insofar as any of Proposals 2, 3, and 4 is approved at the stockholders meeting or (ii) the number of shares of Parent common stock outstanding on April 9, 2014 after giving effect to the issuance of the Karlsson Exchange Shares if none of proposals 2, 3, or 4 is approved at the stockholders meeting.  The number of shares that will be outstanding after giving effect to the issuance of the Karlsson Exchange Shares and the issuance of 9,404,456 shares in exchange for 9,404,456 Series A Warrants and 868,566 shares in exchange for 2,068,012 warrants held by Buffalo Management if approved by our shareholders is expected to be approximately 805,050.  Upon payment of the Discounted Payment Amount Karlsson will receive new warrants to purchase a number of shares of our common stock equal to the excess of (x) 4.99% of the sum of the number of shares to be outstanding after giving effect to the issuance of shares sold in conjunction with the capital raised to pay the Discounted Payment Amount plus exercise or conversion of all then outstanding rights to acquire or securities convertible into common stock, plus the number of shares subject to the new warrant over (y) the number of shares owned by Karlsson on the date the warrant is issued.  The new warrant will have a term of five years from the issuance date, a cashless exercise option and a strike price equal to the price per share of our common stock sold in conjunction with the capital raised to pay the Discounted Payment Amount.

Upon payment of the Discounted Payoff Amount on or prior to April 23, 2014, the Karlsson debt will be deemed paid in full, and Karlsson will release its first priority lien over our assets. However, in the event we do not pay the Discounted Payoff Amount on or before April 23, 2014, we will be in default under the Karlsson debt documents as in effect prior to Karlsson’s agreement to accept a Discounted Payment Amount without the ability to cure such default, which would allow Karlsson to foreclose on all of our assets. The current amount we would owe if we do not pay the Discounted Payment Amount by April 23, 2014 is approximately $153.1 million.

Item 3.02.                                        Unregistered Sales of Equity Securities.

Issuance of the new shares and warrants to Karlsson will not be registered under the Securities Act of 1933.  The issuance of these securities will be exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D and Rule 506 promulgated thereunder.  These securities qualify for exemption since the issuance of the securities by us did not involve a public offering and the purchaser will be an accredited investor as defined in Regulation D. The offering was not a “public offering” as defined in Section 4(2) due to our existing relationship with the purchaser, the insubstantial number of persons involved in the sale, size of the offering, manner of the offering and number of securities offered. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act and Regulation D for this transaction.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
Exhibit 4.1	Form of Warrant to be issued to The Karlsson Group
Exhibit 10.1	Sixth Extension Agreement with The Karlsson Group
Exhibit 10.2	Eleventh Amendment to Karlsson Group Senior First Priority Secured Promissory Note
Exhibit 10.3	Amendment No. 2 to Karlsson Group Registration Rights Agreement
Exhibit 10.4	Form of Amendment No. 3 to Karlsson Group Registration Rights Agreement
Exhibit 10.5	Form of Amendment No. 2 to Karlsson Group Additional Consideration Agreement
Exhibit 10.6	Form of Mutual Release of Claims with The Karlsson Group
Exhibit 10.7	Form of Royalty Agreement with The Karlsson Group (American West Potash)
Exhibit 10.8	Form of Royalty Agreement with The Karlsson Group (Apache)
Exhibit 99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: April 3, 2014		President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 4.1	Form of Warrant to be issued to The Karlsson Group
Exhibit 10.1	Sixth Extension Agreement with The Karlsson Group
Exhibit 10.2	Eleventh Amendment to Karlsson Group Senior First Priority Secured Promissory Note
Exhibit 10.3	Amendment No. 2 to Karlsson Group Registration Rights Agreement
Exhibit 10.4	Form of Amendment No. 3 to Karlsson Group Registration Rights Agreement
Exhibit 10.5	Form of Amendment No. 2 to Karlsson Group Additional Consideration Agreement
Exhibit 10.6	Form of Mutual Release of Claims with The Karlsson Group
Exhibit 10.7	Form of Royalty Agreement with The Karlsson Group (American West Potash)
Exhibit 10.8	Form of Royalty Agreement with The Karlsson Group (Apache)
Exhibit 99.1	Press Release